Exhibit 99.1

Z Squared Inc. Signs Definitive Agreement to Acquire 100% of Paradox Data and Its Union County Campus

All preferred stock structure links up to $25 million in total consideration to execution at the Union County Campus, with $20 million earned only as the site achieves defined development milestones on the path targeting up to 150 MW of AI-ready capacity

FT. LAUDERDALE, Fla., August 3, 2026 — Z Squared Inc. (Nasdaq: ZSQR) (“Z Squared” or the “Company”), a computing infrastructure company expanding into AI infrastructure, today announced that it has signed a definitive agreement to acquire 100% of the membership interests of Paradox Data, LLC from Paradox Infrastructure LLC. The transaction, initially contemplated as a majority interest acquisition under the binding letter of intent announced on June 25, 2026, has been expanded to a full acquisition of Paradox Data.

Paradox Data’s flagship asset is the Union County Campus at 713 Industrial Road, El Dorado, Arkansas, a data center development site with an existing electric service arrangement with Entergy Arkansas providing for energy service of up to 8.0 MW, an executed land contract for the acquisition of adjacent land, and a development pathway targeting up to 150 MW of AI-ready capacity over time through a combination of utility power and on site generation. The site supports Z Squared’s previously announced Phase 1 objective of developing 100 MW of AI-ready capacity for workloads across multiple U.S. sites.

Execution aligned, non-cash consideration. The aggregate consideration consists entirely of newly designated Series A Convertible Preferred Stock of Z Squared, with no cash payable at closing and no debt financing:

●	At closing: $5.0 million of Series A Convertible Preferred Stock convertible into common stock at a fixed conversion price of $7.45 per share.

●	Milestone payments: Up to $20.0 million of additional convertible preferred stock, earned only upon achievement of four defined development milestones at the Union County Campus: the first tied to initial energization of AI compute capacity at the existing site, and the remaining three tied to aggregate site capacity thresholds of 50 MW, 100 MW and 150 MW, each earned in installments upon receipt of binding requests for service for the additional capacity and upon energization of that capacity.

“This is ’scale with discipline’ in contract form,” said David Halabu, Chief Executive Officer of Z Squared. “Eighty percent of the total consideration is earned only as the Union County Campus achieves defined execution milestones: capacity requested, then capacity energized alongside a tenant. This deal structure keeps our acquisition currency aligned with execution and continues to keep our balance sheet completely debt free. “

Execution support. In connection with the development of the Union County Campus, Z Squared has engaged A2 Advisors, a strategic advisory and executive management firm focused on digital infrastructure: data centers, power, real estate and the capital markets that support them. A2 Advisors is expected to support the Company across site development planning, project delivery, vendor and partner alignment, and leasing and capital strategy for the campus build-out, bringing operator level execution experience to each phase of the development.

“We are excited to be building a highly efficient, technology driven data center with the help of A2 Advisors,” stated Jeffery Harris, Chief Technology Officer of Z Squared. “Following closing, our focus will be the utility, generation, engineering and customer workstreams required to move toward large scale capacity.”

Mr. Harris holds an indirect minority ownership interest in Paradox Infrastructure LLC, the seller in the transaction and Paradox Energy, the recipient of the milestone proceeds.

Closing conditions. The closing of the transaction is subject to customary and transaction specific conditions. The agreement provides for closing within 30 days of signing, subject to conditions, with an outside date of September 30, 2026 (extendable to December 31, 2026 under specified circumstances).

Additional information regarding the transaction, including the material terms of the purchase agreement, will be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission. There can be no assurance that the transaction will close, or that any milestone will be achieved, on the anticipated timeline or at all.

About Paradox Data, LLC

Paradox Data, LLC is developing an AI compute and high-density data infrastructure business at the Union County Campus in El Dorado, Arkansas, including electric power capacity under an existing interruptible service arrangement with Entergy Arkansas and land rights supporting phased expansion.

About Z Squared Inc.

Z Squared Inc. is a computing infrastructure company operating advanced computing equipment and expanding into AI infrastructure. The Company’s strategy is built on three principles: lead with power by acquiring operating sites where power is already flowing; build for AI workloads by converting that capacity into AI-ready colocation where the customer brings the compute and runs what they need; and scale with discipline by deploying conversion capital site by site, against signed contracts and operational readiness. Z Squared’s common stock began trading on the Nasdaq Global Market under the symbol “ZSQR” in April 2026.

For more information, visit www.zsquaredinc.com.

Investor Relations Contact: ZSQR@mzgroup.us

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “targets,” “projects,” “believes,” “estimates,” “potential” or “continue,” or the negatives of these terms or other comparable terminology. Forward-looking statements in this press release include, among others, statements regarding: the anticipated closing of the acquisition of Paradox Data, LLC and the timing thereof; the satisfaction of closing conditions; the achievement of the development milestones and the issuance of the related preferred stock; the development of the Union County Campus, including the targeted capacity of up to 150 MW; the availability and expansion of utility power and on-site generation; the acquisition of adjacent land; the Company’s previously announced Phase 1 objective of developing 100 MW of AI-ready capacity; the expected contributions of A2 Advisors; and the Company’s strategy and planned expansion into AI infrastructure, data center development and power generation.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, among others: the Company’s ability to continue as a going concern; the risk that the transaction does not close on the anticipated timeline or at all; the risk that the closing conditions are not satisfied; the risk that the development milestones are not achieved in whole or in part; risks related to the availability, cost and interruptible nature of electric power at the Union County Campus and the Company’s ability to secure additional utility power and on-site generation; risks related to permitting, construction, equipment procurement and the development of data center capacity; customer demand for AI-ready capacity; dilution resulting from the issuance and conversion of the preferred stock issued in the transaction; volatility in digital asset prices and the economics of the Company’s mining operations; and the other risks and uncertainties described under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov.

Forward-looking statements speak only as of the date of this press release. Except as may be required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. You should not place undue reliance on any forward-looking statement.